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                       ENERGYNORTH, INC.
           1992 DIRECTORS' DEFERRED COMPENSATION PLAN
              (As amended, as of October 1, 1996)
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                       ENERGYNORTH, INC.
           1992 DIRECTORS' DEFERRED COMPENSATION PLAN
              (As amended, as of October 1, 1996)


1.   Name and Purpose.  The name of this Plan is the "1992

     Directors' Deferred Compensation Plan" (the "Plan").  The purpose of the Plan is to provide Directors who are not employees of

     EnergyNorth, Inc. (the "Company") or any of its subsidiaries the opportunity to defer receipt of retainer or meeting income earned for services rendered.  The Plan is an unfunded deferred

     compensation arrangement for purposes of federal taxation and for purposes of Title I of the Employee Retirement Income Security

     Act of 1974.

2.   Definitions.  For purposes of this Plan, the following

     definitions shall be applicable:

      a)  The term "Board of Directors" shall mean the Board of

          Directors of the Company.

      b)  The term "Committee" shall mean the Compensation Committee of the Company's Board of Directors whose responsibility it shall be to administer the Plan.

      c)  The term "Deferral Account" shall mean the cumulative amount of a Participant's deferred compensation plus accumulated

          interest and earnings.
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      d)   The term "Directors' Compensation" shall mean the annual

           retainer, meeting and committee fee income earned by the

           Participant for the Plan Year.


     e)   The term "Minimum Deferral Amount" shall mean $2,500.

     f)   The term "Participant" shall mean any Director of the

          Company who is not in an employee of the Company or any of its subsidiaries, and who has elected to defer part of his or her

          Directors' Compensation for any year during which this Plan is in effect.

      g)  The term "Plan Year" shall mean the calendar year concluding

          December 31.

      h)  The term "Separation Date" shall mean the date of the

          Participant's severance from the Company, its affiliates, or successor organizations, by reason of the Participant's death,

          retirement, disability, resignation, discharge, expiration of term without reelection or otherwise.

      i)   The term "Unforseen Emergency" shall mean severe financial hardship to the Participant resulting from a sudden and

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           unexpected illness or accident of the Participant or of a

           dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

           j)   The term "Unforseen Emergency Payout" shall mean a

           withdrawal of funds from a Deferred Account to meet an Unforeseen

           Emergency to a Participant in the Plan, with the amount of such withdrawal being limited to the amount required to satisfy the emergency need.

3.   Administration.  The Board of Directors designates the

Committee to administer, construe and interpret this Plan.

The construction and interpretation by the Committee of any

provisions of this Plan shall be final, conclusive and

binding upon all parties, including the Company and the

Participants.  No member of the Committee shall be liable for any action taken or omitted or determination made in good faith in connection with the administration of this Plan.

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4.   Deferred Compensation Account.  The Company shall establish a Deferral Account for each Participant, which shall be a

bookkeeping account for purposes of recording the amounts

deferred according to the provisions of Section 5 and interest and earnings thereon as set forth below.

     The Company shall credit each Participant's Deferral

Account in the amount of the portion of the Director's

Compensation designated in the Participant's written

election described in Section 5.  Such credit shall be made

at the time the payment to the Participant of the current

compensation would have been made if the Participant had not elected deferral under this Plan.

      Additionally, the Company shall credit each

Participant's Deferral Account at the end of each month

during which any balance remains in the Deferral Account,

whether before or after payments from the Deferral Account

have commenced, an amount equal to the balance in the

Participant's Deferral Account multiplied by ENI's overall

embedded cost of long-term debt, plus 50 basis points, on

the last day of the preceding fiscal year of ENI; provided,

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however, the rate shall not be less than nine percent (9%)

or greater than sixteen percent (16%).

     The Company shall provide each Participant with an

annual statement setting forth the balance in his or her

Deferral Account as soon as practical following the close of the Plan Year.

5.   Participant's Election.

     a)   For each Plan Year beginning in 1993, a Participant may

          elect to defer payment of all or a portion of his or her

          Directors' Compensation that would have otherwise been paid for services performed by the Participant during such Plan Year, by filing a written election with the Committee at any time prior to

          30 days prior the end of previous Plan Year.  However, the amount of Directors' Compensation a Participant may elect to defer during any such Plan Year shall not be less than the Minimum

          Deferral Amount nor will an amount greater than 100 percent of the Participant's Director's Compensation for such Plan Year be credited to the Director's Deferral Account.

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                    Notwithstanding the above, in the year

          in which the Plan is first implemented, a Participant

          may make a written election to defer compensation, for

          services to be performed subsequent to the written

          election, within thirty (30) days after the effective

          date of the Plan.  Further, in the first Plan Year in

          which a Participant becomes eligible to participate in

          the Plan, the newly eligible Participant may make a

          written election to defer compensation, for services to

          be performed subsequent to the written election, within

          thirty (30) days after the Participant becomes

          eligible.

     b)   A Participant's written election shall not be effective

          unless the Participant also specifies the deferral term, by reference to either a specific future date or the Participant's

          Separation Date from the Company on which date Deferral Account distributions will commence.  The Participant shall also

          designate on the written election whether amounts in the

          Participant's Deferral Account shall be payable in a lump sum or

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          in annual or monthly installments for ten (10) years in the manner provided in Section 6.

     c)   Any election by a Participant to defer compensation under

          this Section 5 shall be irrevocable except in the event of an

          Unforseen Emergency Payout pursuant to Section 6.

6.   Distribution of Deferral Account.  Upon the earlier of a Participant's

Separation Date or attainment of the specified  date indicated by the

Participant on the Participant's written election form, the Company shall pay the amount in the Participant's Deferral Account to the Participant in a

lump sum or in annual or monthly installments for ten (10) years.  Payments made in installments shall be calculated by dividing the value of the Deferral

Account or portion of a Deferral Account to be distributed as of the date that the first payment is to be made by the number of installments, and distributing such amount at the date of each installment  plus all interest credited to such Deferral Account portion of such Deferral Account from the date of the previous installment.

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               The Committee may, in its sole discretion, permit an

Unforseen Emergency Payout to a Participant at such time and under such circumstances as deemed by the Committee to be an

Unforseen Emergency.  Distribution of funds from the

Participant's Deferral Account shall be in an amount sufficient only to meet the Unforseen Emergency presented by the Participant to the Committee.  Under no circumstances may a Participant's withdrawal of funds exceed the amount required to satisfy the

Unforseen Emergency.

7.   Nature of Accounts and Plan Funding.  The Deferral

Account   shall exist only for the purpose of facilitating

the  computation of benefits hereunder and nothing contained

in   this Plan and no action taken pursuant to the

provisions of  this Plan shall create or be construed to

create a trust or   escrow of any kind, or a fiduciary

relationship between the Company and the Participant, a

Participant's designated beneficiary or any other

person.  To the extent that any person acquires a right

to receive payments from the Company under this Plan,

such rights shall be no greater than the right of any

unsecured general creditor of the Company.

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               The Company is not required to fund this Plan but may

choose to set aside funds for payment of amounts deferred, in its sole discretion.  Any such funds may be kept in cash, or invested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Committee, in its discretion, and such funds may be utilized by the Company from time to time for any other purpose.  Title to and beneficial ownership of any funds,

whether cash or investments, which the Company may set aside to make payments pursuant to this Plan shall at all times remain in the Company, no Participant shall have any property interest whatsoever in any such funds or in any specific assets of the

Company.

8.   Beneficiary Designation.  A Participant may designate a

primary beneficiary or primary beneficiaries to receive all

amounts that are payable under Section 4 in the event of the

Participant's death and an alternate beneficiary or

alternate beneficiaries to receive such amounts in the event of the deaths of all primary beneficiaries.  If the

Participant designates such beneficiaries, payments of

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amounts due under Section 4 shall be made to the

beneficiaries in accordance with the Participant's written

election form described in Section 5.  Such beneficiary

designation and any subsequent changes to it shall be made

in writing and delivered to the Committee.  In the event the

Participant dies prior to receipt of the total Deferral

Account or Accounts and without so designating a beneficiary or if there are no surviving beneficiaries, the balance of

the Participant's Deferral Account shall be paid to the

Participant's spouse, if living, otherwise to the

Participant's estate.

9.   Non-Transferability.  No right to payment under this Plan

shall be subject to anticipation, alienation, sale,

assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber, attach or charge the same shall be void.

      If, at the time when payments are to be made under this

Plan, the Participant or the Participant's beneficiaries are indebted to the Company, any payments remaining to be made may,

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at the discretion of the Company, be reduced by the amount of such indebtedness.  An election by the Company not to reduce such payments shall not constitute a waiver of its claim for such indebtedness.

10.  Plan Interpretation.  The Committee shall have full

power and authority to interpret, construe and

administer this Plan and the Committee's interpretations

and construction of the Plan and actions taken under

the Plan, including any  valuation of the Deferral Account

or the amount or recipient of the payment to be made from

a Deferral Account, shall be  binding and conclusive on all

persons for all purposes.  No  member of the Committee

shall be liable to any person for  any action taken or

omitted in connection with the interpretation and

administration of this Plan unless attributable to

their own willful misconduct or lack of good faith.

11.  Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the Company, its successors and

assigns, and the Participants and the Participants' heirs,

executors, administrators and legal representatives.

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12.  Amendment and Termination.  The Committee may, at its sole discretion at any time, amend or terminate this Plan with

respect to any future period, and no such amendment or

termination shall reduce the Participant's benefits which  had accrued prior to such amendment or termination.  Notice of

any such amendment or termination shall be given to the

Participants ninety (90) days before the effective date(s)

thereof.

13.  Applicable Law.  This Plan shall be construed in accordance with and governed by the laws of the State of New Hampshire.

14.  Effective Date.  The Plan shall be effective as of the third day of February, 1993.

          IN WITNESS WHEREOF, the Company has caused this Plan to

     be executed by its duly authorized officer, as of the 18th day of November, 1992.



                              ENERGYNORTH, INC.


                              By:/s/ Robert R. Giordano
                                 Robert R. Giordano